CILCORP INC. AND SUBSIDIARIES                                                                                         Exhibit A
CONSOLIDATING BALANCE SHEET                                                                                           Page 1 of 9
DECEMBER 31, 1998
(Thousands of Dollars)

                                       CIM       CVI      QST                 CONSOL.    TOTAL    CILCO      CONSOL.   CILCORP
                                       CONSOL.   CONSOL.  CONSOL.    CILCORP  ADJUST.    NONUTIL  CONSOL.    ADJUST.   CONSOL.
Current Assets                              72    7,459   101,166     18,898   (18,911)  108,684   125,648     (1,811)   232,521
Investment in CILCO                                                  320,131             320,131             (320,131)         0
Investment in CIM                                                     15,183   (15,183)        0                               0
Investment in CVI                                                      1,407    (1,407)        0                               0
Investment in ESE                                                                              0                               0
Investment in QST                                                     38,990   (38,990)        0                               0
Investments and Other Property         162,308      351               29,000   (29,678)  161,981     4,509               166,490
Property, Plant and Equipment                         7     6,852        432               7,291   873,420               880,711
Other Assets                               119             12,096        146         6    12,367    20,851                33,218
  Total Assets                         162,499    7,817   120,114    424,187  (104,163)  610,454 1,024,428   (321,942) 1,312,940


Current Liabilities                     18,393    6,477    79,915     71,858   (20,745)  155,898   117,641               273,539
Long-Term Debt                          22,000              7,168     17,500   (29,000)   17,668   267,884               285,552
Deferred Credits                       106,923      (64)   (5,959)      (712)    1,162   101,350   252,652     (1,811)   352,191
Preferred Stock                                                                                0    66,120                66,120
Common Stock                             5,822    7,254   107,850    192,853  (120,926)  192,853   185,661   (185,661)   192,853
Retained Earnings                        9,361   (5,850)  (68,860)   142,688    65,346   142,685   134,470   (134,470)   142,685
  Total Liab. & Stockholders' Equity   162,499    7,817   120,114    424,187  (104,163)  610,454 1,024,428   (321,942) 1,312,940

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES                                              Exhibit A
CONSOLIDATING BALANCE SHEET                                                                      Page 2 of 9
DECEMBER 31, 1998
(Thousands of Dollars)

                                                CLM         CIM ENRG  CIM       CIM AIR  CONSOL.   CIM
                                        CIM     CONSOL.     INV       LEASING   LEASING  ADJUSTMEN CONSOLIDATED
Current Assets                              42       30                                                 72
Investment in CLM                        9,021                                            (9,021)        0
Investment in CIM ENERGY                   (75)                                               75         0
Investment in CIM LEASING                4,353                                            (4,353)        0
Investment in CIM AIR LEASING            3,370                                            (3,370)        0
Investments and Other Property          39,434  114,408     1,509     23,436    15,035   (31,514)  162,308
Other Assets                                                             119                           119
  Total Assets                          56,145  114,438     1,509     23,555    15,035   (48,183)  162,499


Current Liabilities                     16,336   25,366       852     10,638    (3,285)  (31,514)   18,393
Long-Term Debt                          22,000                                                      22,000
Deferred Credits                         2,626   80,051       732      8,564    14,950             106,923
Common Stock                             5,822      730         1          1         1      (733)    5,822
Retained Earnings                        9,361    8,291       (76)     4,352     3,369   (15,936)    9,361
  Total Liab. & Stockholders' Equity    56,145  114,438     1,509     23,555    15,035   (48,183)  162,499

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES                                         Exhibit A
CONSOLIDATING BALANCE SHEET                                                            Page 3 of 9
DECEMBER 31, 1998
(Thousands of Dollars)

                                                                                CONSOL.   CLM
                                        CLM      CLM 4     CLM 6      CLM 7 & 8 ADJ.      CONSOL.
Current Assets                           1,969                                   (1,939)       30
Investment in CLM 4                      2,995                                   (2,995)        0
Investment in CLM 6                      8,418                  0                (8,418)        0
Investment in CLM 7 & 8                  1,732                                   (1,732)        0
Investments and Other Property          22,312   20,495    51,745     19,855          1   114,408
Other Assets                            18,574                                  (18,574)        0
  Total Assets                          56,000   20,495    51,745     19,855    (33,657)  114,438


Current Liabilities                     24,241    7,456    16,929     (2,749)   (20,511)   25,366
Long-Term Debt                                                                                  0
Deferred Credits                        22,738   10,044    26,398     20,871               80,051
Preferred Stock                                                                                 0
Common Stock                               730        1         1          2         (4)      730
Retained Earnings                        8,291    2,994     8,417      1,731    (13,142)    8,291
  Total Liab. & Stockholders' Equity    56,000   20,495    51,745     19,855    (33,657)  114,438

CILCORP VENTURES INC  AND SUBSIDIARIES                                       Exhibit A
CONSOLIDATING BALANCE SHEET                                                  Page 4 of 9
DECEMBER 31, 1998
(Thousands of Dollars)

                                                                      CONSOL.   CVI
                                        CVI       ARDC     CESI       ADJ.      CONSOL.
Current Assets                           1,574    1,941     5,473     (1,529)    7,459
Investment in ARDC                          48                           (48)        0
Investment in CESI                       1,123                        (1,123)        0
Investments and Other Property             311       40                            351
Other Assets                                                   22        (15)        7
  Total Assets                           3,056    1,981     5,495     (2,715)    7,817


Current Liabilities                      1,716    1,936     4,372     (1,547)    6,477
Long-Term Debt
Deferred Credits                           (64)                                    (64)
Preferred Stock
Common Stock                             7,254       62     5,420     (5,482)    7,254
Retained Earnings                       (5,850)     (17)   (4,297)     4,314    (5,850)
  Total Liab. & Stockholders' Equity     3,056    1,981     5,495     (2,715)    7,817

CILCORP QST INC AND SUBSIDIARIES                                                       Exhibit A
CONSOLIDATING BALANCE SHEET                                                            Page 5 of 9
DECEMBER 31, 1998
(Thousands of Dollars)
                                                          QST
                                       QST      QST       ENERGY     QST       CONSOL.   QST
                                       ENTER.   ENERGY    TRADING    ENVIRON.  ADJ.      CONSOL.
Current Assets                          15,861   25,636    60,783     18,943   (20,057)  101,166
Investment in QST Energy                 1,053                                  (1,053)        0
Investment in QST Energy Trading                 (1,322)                         1,322         0
Investment in QST Environmental         20,747                                 (20,747)        0
Investments and Other Property             180                  5      6,667               6,852
Other Assets                             5,525                         6,571         0    12,096
  Total Assets                          43,366   24,314    60,788     32,181   (40,535)  120,114


Current Liabilities                      4,476   23,261    62,110      7,802   (17,734)   79,915
Long-Term Debt                                                         7,168               7,168
Deferred Credits                          (100)       0         0     (3,535)   (2,324)   (5,959)
Preferred Stock                                                                                0
Common Stock                           107,850   31,350    16,100     52,350   (99,800)  107,850
Retained Earnings                      (68,860) (30,297)  (17,422)   (31,604)   79,323   (68,860)
  Total Liab. & Stockholders' Equity    43,366   24,314    60,788     32,181   (40,535)  120,114

CILCORP INC. AND SUBSIDIARIES                                                                                         Exhibit A
CONSOLIDATING STATEMENT OF INCOME                                                                                     Page 6 of 9
FOR YEAR ENDED DECEMBER 31, 1998
(Thousands of Dollars Except Per Share Amounts)

                                                 CIM       CVI       QST        CONSOL.  TOTAL     CILCO     CONSOL.     CILCORP
                                        CILCORP  CONSOL.   CONSOL.   CONSOL     ADJUST.  NONUTIL   CONSOL.   ADJUST.     CONSOL.
Revenue
  Electric                                                                                     0   360,009               360,009
  Gas                                                                                          0   172,327               172,327
  Other Businesses                          45   11,124    13,548                1,971    26,688                          26,688
    Total                                   45   11,124    13,548                1,971    26,688   532,336          0    559,024

Operating Expenses
  Fuel for Generation and Purch. Power                                                         0   124,058               124,058
  Gas Purchased for Resale                                                                     0    93,586                93,586
  Other Operations and Maintenance       1,390    3,049    15,659                6,868    26,966   118,707               145,673
  Depreciation and Amortization            162       20        11                  713       906    65,273                66,179
  Taxes, Other than Income Taxes            28       14        15                             57    37,908                37,965
    Total                                1,580    3,083    15,685                7,581    27,929   439,532          0    467,461
Fixed Charges and Other
  Interest Expense                       6,632    3,249        84               (3,267)    6,698    22,775                29,473
  Pref. Stock Dividends of Subsidiary                                                          0     3,194                 3,194
  Allow. for Funds Used During Const.                                                          0       (34)                  (34)
  Other                                                                            274       274       739                 1,013
    Total                                6,632    3,249        84               (2,993)    6,972    26,674          0     33,646
Income Before Income Taxes              (8,167)   4,792    (2,221)              (2,617)   (8,213)   66,130          0     57,917
Income Taxes                            (2,395)     457      (834)              (2,617)   (5,389)   25,088                19,699
   Net Income from Cont. Oper. Before
   Extraordinary Item                   (5,772)   4,335    (1,387)                   0    (2,824)   41,042          0     38,218
Income (Loss) from Oper. of Discont.
Business, Net of Tax of $(16,278)                                    (25,025)            (25,025)                        (25,025)
Gain on Sale of Assets of Discont. Bus.,
Net of Tax of $2,014                                                   3,117               3,117                           3,117
Extraordinary Item
   Net Income Available for Common      (5,772)   4,335    (1,387)   (21,908)        0   (24,732)   41,042          0     16,310

Other Comprehensive Income                                                                                                  (169)
Comprehensive Income                                                                                                      16,141

Average Common Shares Outstanding (000)                                                                                   13,611
Total Net Income per Average Common Share                                                                                   1.20
Dividends Per Common Share                                                                                                  2.46

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES                                              Exhibit A
CONSOLIDATING INCOME STATEMENT                                                                   Page 7 of 9
For the Year Ended December 31, 1998
(Thousands of Dollars)
                                                  CLM       CIM ENRG  CIM         CIM AIR CONSOL.   CIM
                                        CIM       CONSOL.   INV       LEASING     LEASING ADJ.      CONSOL.
Revenue
  Leveraged Lease Income                  (781)   5,004                  880       236               5,339
  Interest Income                        2,582                                            (2,581)        1
  Other Income                           3,132    3,912     1,872                         (3,132)    5,784
    Total Revenue                        4,933    8,916     1,872        880       236    (5,713)   11,124

Expenses
  Operating Expenses                    (2,161)     272                4,958                         3,069
  Taxes, Other than Income Taxes             8        6                                                 14
  Interest Expense                       3,177    1,870        98        864      (179)   (2,581)    3,249
    Total Expenses                       1,024    2,148        98      5,822      (179)   (2,581)    6,332

Income Before Income Taxes               3,909    6,768     1,774     (4,942)      415    (3,132)    4,792
Income Taxes                              (426)   2,717       702     (2,701)      165                 457
Net Income Including Minority Interest   4,335    4,051     1,072     (2,241)      250    (3,132)    4,335
Minority Interest                                     0                                                  0
Net Income                               4,335    4,051     1,072     (2,241)      250    (3,132)    4,335

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES                                         Exhibit A
CONSOLIDATING INCOME STATEMENT                                                         Page 8 of 9
For the Year Ended December 31, 1998
(Thousands of Dollars)
                                                                                   CONSOL.    CLM
                                         CLM      CLM 4     CLM 6       CLM 7 & 8  ADJ.       CONSOL.
Revenue
  Leveraged Lease Income                          1,518     3,486                             5,004
  Interest Income                                                                                 0
  Other Income                           5,957              3,900                  (5,945)    3,912
    Total Revenue                        5,957    1,518     7,386          0       (5,945)    8,916

Expenses
  Operating Expenses                       263        1         7          7                    278
  Interest Expense                       1,870      585     1,147       (233)      (1,499)    1,870
    Total Expenses                       2,133      586     1,154       (226)      (1,499)    2,148

Income Before Income Taxes               3,824      932     6,232        226       (4,446)    6,768
Income Taxes                              (227)     366     2,488         90                  2,717
Net Income Including Minority Interest   4,051      566     3,744        136       (4,446)    4,051
Minority Interest                            0                                                    0
Net Income                               4,051      566     3,744        136       (4,446)    4,051

CILCORP VENTURES INC AND SUBSIDIARIES                                      Exhibit A
CONSOLIDATING INCOME STATEMENT                                             Page 9 of 9
For the Year Ended December 31, 1998
(Thousands of Dollars)
                                                                       CONSOL.  CVI
                                        CVI          ARDC  CESI        ADJ.     CONSOL.
Revenue
  Leveraged Lease Income                                                             0
  Interest Income                                                                    0
  Other Income                          (1,033)       1    13,545      1,035    13,548
    Total Revenue                       (1,033)       1    13,545      1,035    13,548

Expenses
  Operating Expenses                       446        5    15,234               15,685
  Interest Expense                          84                 83        (83)       84
    Total Expenses                         530        5    15,317        (83)   15,769

Income Before Income Taxes              (1,563)      (4)   (1,772)     1,118    (2,221)
Income Taxes                              (176)      (2)     (656)                (834)
Net Income Including Minority Interest  (1,387)      (2)   (1,116)     1,118    (1,387)
Minority Interest                            0                                       0
Net Income                              (1,387)      (2)   (1,116)     1,118    (1,387)